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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

EVANS & SUTHERLAND COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000
(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Evans & Sutherland Computer Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders on May 16, 2013. The matters voted upon at the meeting included the election of two directors, the ratification of the Company’s independent registered public accounting firm for 2013, an advisory vote on executive compensation and an advisory vote on the frequency of the advisory vote on executive compensation. The votes cast with respect to these matters were as follows:

Proposal 1: Election of Director:

Nominee	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-Votes
David H. Bateman	4,981,075	11,500	4,359,857
L. Tim Pierce	4,979,575	13,000	4,359,857

Proposal 2: Ratification of Tanner LC as the independent registered public accounting firm for 2013:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
9,314,517	35,802	2,113	0

Proposal 3: Approve, on a non-binding discretionary basis, the compensation paid to the Company’s named executive officers

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
4,836,972	116,065	39,538	4,359,857

Proposal 4: Recommend, on a non-binding advisory basis, the frequency of future rates on the compensation paid to the Company’s named executive officers

Number of Shares	Number of Shares	Number of Shares
Voted For Every 1 Year	Voted For Every 2 Years	Voted For Every 3 Years	Number of Shares Abstained	Broker Non-Votes
4,937,168	5,150	17,935	32,322	4,359,857

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013	EVANS & SUTHERLAND COMPUTER CORPORATION
By: /s/ David H. Bateman
Name: David H. Bateman
Its: President and Chief Executive Officer